QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation
Downingtown, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-131954 and Forms S-8 No. 333-78913, No. 333-121145, No. 333-125999, No. 333-126610, and No. 333-138214 of DNB Financial Corporation of our report dated March 22, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

Malvern, Pennsylvania March 22, 2011

QuickLinks

  Exhibit 23
Consent of Independent Registered Public Accounting Firm